EXHIBIT 99.4

EVERGREEN RESOURCES, INC.
1401 17th Street, Suite 1200
Denver, Colorado 80202

August 27, 2004

Dear Evergreen shareholder:

     We are sending you the accompanying Election Form and Letter of Transmittal in connection with the proposed merger of Evergreen Resources, Inc. (“Evergreen”) with a subsidiary of Pioneer Natural Resources Company (“Pioneer”). As more fully described in the joint proxy statement/prospectus of Evergreen and Pioneer dated August 27, 2004, Evergreen will hold a special meeting of its shareholders on September 28, 2004, to vote on a proposal to approve the Agreement and Plan of Merger dated May 3, 2004, among Evergreen, Pioneer and BC Merger Sub, Inc., a wholly-owned subsidiary of Pioneer (“BC Merger Sub”). If the Evergreen shareholders vote to approve the merger agreement, and if the other conditions described in the merger agreement are met, BC Merger Sub will be merged with and into Evergreen and Evergreen will become a wholly-owned subsidiary of Pioneer. You should carefully read the joint proxy statement/prospectus.

     You currently hold shares of Evergreen common stock. If the merger is completed, at the effective time of the merger, each share of your Evergreen common stock will be converted, at your election and subject to certain procedures and limitations described in the joint proxy statement/prospectus, into the right to receive, as base merger consideration (“Base Merger Consideration”), either:

•	1.1635 shares of Pioneer common stock, subject to allocation and proration; or

•	$39.00 in cash, subject to allocation and proration; or

•	0.58175 shares of Pioneer common stock and $19.50 in cash.

     In addition to the Base Merger Consideration, you will be entitled to receive an additional cash payment (the “Kansas Properties Consideration”) equal to the sum of (i) $0.35 per share of Evergreen common stock as consideration from Pioneer for Evergreen’s properties located in Kansas plus (ii) an amount per share of Evergreen common stock equal to a pro rata share of the net proceeds in excess of $15 million from Evergreen’s sale, if any, of its Kansas properties to a third party if a sale occurs prior to the closing of the merger for a sale price generating more than $15 million of net proceeds.

     Your election to receive cash, shares of Pioneer common stock, or a mix of cash and shares of Pioneer common stock as Base Merger Consideration in exchange for your shares of Evergreen common stock may only be made by properly completing and submitting the accompanying Election Form and Letter of Transmittal as described herein. However, if you elect to receive all cash or all stock as Base Merger Consideration on the accompanying Election Form and Letter of Transmittal, it is possible that you may not receive all cash or all stock as Base Merger Consideration for your shares of Evergreen common stock. The merger agreement provides that the aggregate number of shares of Pioneer common stock to be issued as Base Merger Consideration in the merger and the aggregate amount of cash to be paid in the merger as Base Merger Consideration are subject to a limit that depends on the number of shares of Evergreen common stock outstanding immediately prior to the merger and the number of shares held by any dissenting shareholders.

     In the event that, taking into account the elections made and deemed made by holders of Evergreen common stock, the number of shares of Pioneer common stock to be issued as Base Merger Consideration would exceed the maximum number of shares of Pioneer common stock issuable under the merger agreement as Base Merger Consideration, then the number of shares of Pioneer common stock issued to holders who made elections to receive all Pioneer common stock as Base Merger Consideration will be reduced (and the amount of cash they receive will be increased) so that the aggregate stock issued as Base Merger Consideration does not exceed the maximum limit. Similarly, in the event that, taking into account the elections made and deemed made by holders of Evergreen common stock, the amount of cash to be paid as Base Merger Consideration would exceed the maximum amount of cash payable under the merger agreement as Base Merger Consideration, then the amount of cash paid to holders who made elections to receive all cash as Base Merger Consideration will be reduced (and the amount of Pioneer common stock they receive will be increased) so that the aggregate cash payable as Base Merger Consideration does not exceed the maximum limit. The joint proxy statement/prospectus describes in detail the limitations on the aggregate shares of Pioneer common stock issuable and cash payable by Pioneer in the merger, and how the election and allocation procedures will work. Please read the joint proxy statement/prospectus carefully.

     No fractional shares of Pioneer common stock will be issued in the merger. Instead, each Evergreen shareholder that would otherwise be entitled to receive a fractional share will receive an amount in cash in accordance with the terms of the merger agreement.

     You must make the same election with respect to all of your shares of Evergreen common stock. If you do not make an election, you will receive 0.58175 shares of Pioneer common stock and $19.50 in cash for each of your shares of Evergreen common stock as Base Merger Consideration plus the Kansas Properties Consideration.

     A completed Election Form and Letter of Transmittal, together with Evergreen common stock certificates representing all of your shares of Evergreen common stock, must be received by Continental Stock Transfer & Trust Company, the Exchange Agent, no later than 5:00 p.m., Eastern time, on September 27, 2004 (the “Delivery Deadline”). A return envelope is enclosed for submitting the Election Form and Letter of Transmittal and certificates to the Exchange Agent. The Exchange Agent will not accept guarantee of delivery of Evergreen common stock certificates in lieu of physical delivery of stock certificates. If the Exchange Agent does not receive a properly completed and signed Election Form and Letter of Transmittal and your stock certificates by the Delivery Deadline, then you will be deemed to have elected to receive 0.58175 shares of Pioneer common stock and $19.50 in cash in the merger as Base Merger Consideration plus the Kansas Properties Consideration.

     If we do not complete the merger for any reason, the Election Form and Letter of Transmittal will be void. Certificates representing shares of Evergreen common stock delivered to the Exchange Agent will be promptly returned.

     ELECTION INFORMATION AND INSTRUCTIONS FOR COMPLETING AN ELECTION FORM AND LETTER OF TRANSMITTAL ARE INCLUDED IN THIS PACKET. PLEASE READ THE INSTRUCTIONS CAREFULLY, AS WELL AS THE ENCLOSED JOINT PROXY STATEMENT/PROSPECTUS DATED AUGUST 27, 2004.

     THE ENCLOSED ELECTION FORM AND LETTER OF TRANSMITTAL AND YOUR EVERGREEN COMMON STOCK CERTIFICATES SHOULD BE RETURNED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY IN THE ENCLOSED RETURN ENVELOPE BY THE DELIVERY DEADLINE.

ELECTION FORM AND LETTER OF TRANSMITTAL
TO ACCOMPANY CERTIFICATES REPRESENTING
SHARES OF COMMON STOCK OF
EVERGREEN RESOURCES, INC.
IN CONNECTION WITH THE MERGER OF
EVERGREEN RESOURCES, INC.
WITH
BC MERGER SUB, INC.
(A SUBSIDIARY OF PIONEER NATURAL RESOURCES COMPANY)

To the Exchange Agent:

Continental Stock Transfer & Trust Company
17 Battery Place, 8th Floor
New York, NY 10004

SIGNATURES MUST BE PROVIDED BELOW.
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

     The undersigned hereby transfers the certificates representing shares of common stock (the “Evergreen Common Stock”) identified in Box A below of Evergreen Resources, Inc., a Colorado corporation (“Evergreen”), subject to completion of the merger of Evergreen with BC Merger Sub, Inc., following which Evergreen will become a wholly-owned subsidiary of Pioneer Natural Resources Company (“Pioneer”).

     The undersigned represents and warrants that the undersigned has full power and authority to surrender the Evergreen Common Stock certificate(s) surrendered herewith, free and clear of any liens, claims, charges or encumbrances whatsoever. The undersigned understands and acknowledges that the method of delivery of the certificate(s) and all other required documents is at the option and risk of the undersigned and that the risk of loss of such certificate(s) shall pass only after Continental Stock Transfer & Trust Company (the “Exchange Agent”) has actually received the certificate(s). All questions as to the validity, form and eligibility of any election and surrender of certificate(s) hereunder shall be determined by Pioneer or the Exchange Agent, and such determination shall be final and binding. Upon request, the undersigned shall execute and deliver all additional documents deemed by the Exchange Agent to be necessary to complete the conversion, cancellation and retirement of the shares of Evergreen Common Stock delivered herewith. No authority hereby conferred or agreed to be conferred shall be affected by, and all such authority shall survive, the death or incapacity of the undersigned. All obligations of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

     Unless otherwise indicated in Box B entitled “Special Issuance and Payment Instructions,” the check for the amount payable as consideration for Evergreen’s properties located in Kansas and for any amounts payable in lieu of a fractional share and for shares of Evergreen Common Stock converted into cash (the “Cash Consideration”), and any certificate for Pioneer common stock (the “Pioneer Common Stock” and, together with the Cash Consideration, the “Merger Consideration”) will be issued in the name of the registered holder(s) of the shares of Evergreen Common Stock appearing below in Box A. Similarly, unless otherwise indicated in Box C entitled “Special Delivery Instructions,” the Merger Consideration will be mailed to the registered holder(s) of the shares of Evergreen Common Stock at the addresses of the registered holder(s) appearing below in Box A, entitled “Election and Description of Shares Deposited.” If Box B entitled “Special Issuance and Payment Instructions” and Box C entitled “Special Delivery Instructions” both are completed, the Merger Consideration will be issued in the name(s) of the person(s), and such check and such certificate(s) will be mailed to the address(es), indicated.

PLEASE READ THIS ENTIRE ELECTION FORM AND
LETTER OF TRANSMITTAL BEFORE COMPLETING THE BOXES

Box A: Election and Description of Shares Deposited

     Name and address of the holder of record as shown on the records of Evergreen Common Stock certificates deposited:

Shares Surrendered
(attach additional signed list, if necessary)
Stock Certificate Number(s)	Number of Shares Represented by Stock
Certificate(s)

Total Number of Shares:

The merger agreement allows you to choose, as base merger consideration (“Base Merger Consideration”), the type of consideration you receive in exchange for your shares of Evergreen Common Stock.

Select ONE of the following options:

[ ]	1.	1.1635 shares of Pioneer Common Stock, subject to allocation and proration
[ ]	2.	$39.00 in cash, subject to allocation and proration
[ ]	3.	0.58175 shares of Pioneer Common Stock and $19.50 in cash

     You cannot make one election for some of your shares and another election for the rest. The election you make will apply to all of the shares of Evergreen Common Stock that you hold. You will not receive a fractional share of Pioneer Common Stock. Instead, you will receive cash in lieu of a fractional share of Pioneer Common Stock.

     In addition to the Base Merger Consideration, you are also entitled to receive a cash amount of at least $0.35 per share as consideration from Pioneer for Evergreen’s properties located in Kansas.

Box B: Special Issuance and Payment Instructions

     To be completed only if the check for Evergreen Common Stock converted to cash, cash in lieu of a fractional share, cash payable as consideration for Evergreen’s properties located in Kansas and/or the certificate(s) for Pioneer Common Stock are to be paid or issued in the name of someone other than the person(s) in whose name(s) the certificate(s) representing the shares of Evergreen Common Stock listed in this Election Form and Letter of Transmittal are registered. (Unless otherwise indicated in Box C, the check and/or certificate(s) will be mailed to the address indicated in this Box B). Issue check for Evergreen Common Stock converted to cash, cash in lieu of a fractional share, cash payable as consideration for Evergreen’s properties located in Kansas and/or certificate(s) for Pioneer Common Stock to (please print):

Name:

Address:

(Include zip code)

Taxpayer Identification or Social Security No.:

(See Substitute Form W-9)

Box C: Special Delivery Instructions (Change of Address)

     To be completed only if the following are to be mailed to an address other than that indicated in Box A or Box B: (i) the check for (a) Evergreen Common Stock converted to cash; (b) cash in lieu of a fractional share; and/or (c) cash payable as consideration for Evergreen’s properties located in Kansas and/or (iii) the certificate(s) representing any Pioneer Common Stock issued for any shares of Evergreen Common Stock listed in this Election Form and Letter of Transmittal. Mail check and/or certificate(s) for Pioneer Common Stock to (please print):

Name:

Address:

(Include zip code)

Taxpayer Identification or Social Security No.:

(See Substitute Form W-9)

SIGNATURES OF SHAREHOLDER(S)
(See Instructions)

     The undersigned understands and agrees that the acceptance and delivery of any Election Form and Letter of Transmittal by or to the Exchange Agent will not of itself create any right to receive cash or Pioneer Common Stock in exchange for the shares of Evergreen Common Stock listed in this Election Form and Letter of Transmittal, and that such right will arise only to the extent provided in the merger agreement.

SIGN HERE (COMPLETE SUBSTITUTE FORM W-9 BELOW)

Signature(s) of Owner(s):

Name(s) (please print):

(Capacity) (full title)

Address:

(Include zip code)

Area Code and Telephone Number:

Taxpayer Identification or Social Security No.:

(See Substitute Form W-9)

Date:

(Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or by the person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by an agent, attorney, administrator, executor, guardian, trustee, officer of a corporation or any other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 5.)

Guarantee of Signature(s) (See Instruction 4)

FOR USE BY FINANCIAL INSTITUTIONS ONLY.
PLACE MEDALLION GUARANTEE IN SPACE BELOW.

Authorized Signature(s):

Name:

Name of Firm:

Address:

(Include Zip Code)

Area Code and Telephone Number:

Date:

NOTE:	A Guarantee of Signature is required only if checks in payment of any cash and/or new certificate of Pioneer Common Stock are to be payable to the order of and/or registered in names other than the names on the surrendered Evergreen certificates.

INSTRUCTIONS FOR COMPLETION OF ELECTION FORM AND LETTER OF TRANSMITTAL

     This Election Form and Letter of Transmittal should be properly filled in, dated, signed and delivered, together with the certificate(s) representing the shares of Evergreen Common Stock currently held by you, to the Exchange Agent. Please read and carefully follow the instructions regarding completion of this Election Form and Letter of Transmittal set forth below.

1. Execution and Delivery

     This Election Form and Letter of Transmittal, or a photocopy of it, should be properly completed, dated and signed, and should be delivered, together with the certificate(s) representing your Evergreen Common Stock, to the Exchange Agent at the appropriate address set forth on the cover page of this Election Form and Letter of Transmittal before 5:00 p.m. (Eastern Time) on September 27, 2004 (the “Delivery Deadline”). THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL, AND THE CERTIFICATE(S) FOR SHARES OF EVERGREEN COMMON STOCK IS AT THE OPTION AND RISK OF THE SHAREHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. EXCEPT AS OTHERWISE PROVIDED, DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT.

2. Signatories

     The signature (or signatures, in the case of the certificate(s) owned by two or more joint holders) on this Election Form and Letter of Transmittal must correspond exactly to the name(s) on the face of the certificate(s) sent to the Exchange Agent, unless the shares of Evergreen Common Stock represented by the certificate(s) have been transferred by the holder(s) of record. If there has been any such transfer, the signature(s) on the Election Form and Letter of Transmittal should be signed in exactly the same form as the name of the last transferee indicated on the accompanying stock powers attached to or endorsed on the certificate(s) (see Instruction 4 below). If shares of Evergreen Common Stock are registered in different names on several certificates, it will be necessary to complete, sign and submit a separate Election Form and Letter of Transmittal for each different registration of certificates. For example, if some certificates are registered solely in your name, some are registered solely in your spouse’s name and some are registered jointly in the name of you and your spouse, three separate Forms of Election and Letters of Transmittal should be submitted.

3. Checks and/or Certificates in Same Name

     If checks in payment of any cash and/or any certificates for shares of Pioneer Common Stock are to be payable to the order of and/or registered in exactly the same name on the surrendered certificate(s), you will not be required to endorse the surrendered certificate(s) or have your signature guaranteed. For correction in name or changes in name not involving changes in ownership, see Instruction 4(c) below.

4. Checks and/or Certificates in Different Names

     If checks in payment of any cash and/or any certificates for shares of Pioneer Common Stock are to be payable to the order and/or registered in a different name from the name on the surrendered certificate(s), or delivered to a different address, please follow these instructions:

     (a) Registered Holders. If the registered holder of certificate(s) signs the Election Form and Letter of Transmittal, the registered holder should complete Box B and/or Box C and have signatures(s) guaranteed on this Election Form and Letter of Transmittal. No endorsements or signature guarantees on certificate(s) or stock powers are required in this case.

     (b) Transferees. If the Election Form and Letter of Transmittal is signed by a person other than the registered holder, the certificate(s) surrendered must be properly endorsed or accompanied by appropriate stock power(s) properly executed by the record holder of such stock certificate(s) to the person who is to receive the check or certificate representing Pioneer Common Stock. The signature of the record holder on the endorsement(s) or stock power(s) must correspond with the name that appears on the face of the certificate(s) in every respect and must be guaranteed by a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program (each of the foregoing an “Eligible Institution”). If this Instruction 4(b) applies, please check with your financial institution or brokerage firm immediately to determine whether it is an Eligible Institution or will need to help you locate an Eligible Institution.

     (c) Correction of or Change in Name. For a correction in name which does not involve a change in ownership, the surrendered certificate(s) should be appropriately endorsed, for example, “John A. Doe, incorrectly inscribed as John B. Doe,” with the signature guaranteed by an Eligible Institution. For a change in name by marriage, etc., the surrendered certificate(s) should be appropriately endorsed, for example, “Mary Doe, now by marriage Mary Jones,” with the signature guaranteed by an Eligible Institution.

5. Supporting Evidence

     If any Election Form and Letter of Transmittal, certificate, endorsement or stock power is executed by an agent, attorney, administrator, executor, guardian, trustee or any person in any other fiduciary or representative capacity, or by an officer of a corporation on behalf of the corporation, there must be submitted (with the Election Form and Letter of Transmittal, surrendered certificate(s) and/or stock powers) documentary evidence of appointment and authority to act in such capacity (including court orders when necessary), as well as evidence of the authority of the person making such execution to assign, sell or transfer the certificate(s). Such documentary evidence of authority must be in a form satisfactory to the Exchange Agent.

6. Notice of Defects; Resolutions of Disputes

     Neither Pioneer nor the Exchange Agent will be under any obligation to notify you that the Exchange Agent has not received a properly completed Election Form and Letter of Transmittal; provided, however, that Pioneer or the Exchange Agent will notify you if they determine that the Election Form and Letter of Transmittal is invalid. Any and all disputes with respect to Election Forms and Letters of Transmittal (including, but not limited to, matters relating to time limits and defects or irregularities in the surrender of any certificate) will be resolved by Pioneer and the Exchange Agent and their decision will be final and binding on all parties concerned. Pioneer has the absolute right, which it may delegate to the Exchange Agent, to reject any and all Election Forms and Letters of Transmittal and surrenders of certificates which are deemed by it to be not in proper form or to waive any immaterial irregularities in any Election Form and Letter of Transmittal or in the surrender of any certificate. Surrenders of certificates will not be deemed to have been made until all defects or irregularities that have not been waived have been cured.

7. Federal Tax Withholding/Substitute Form W-9/W-8BEN

     Federal income tax law requires each shareholder to provide the Exchange Agent with his/her current Taxpayer Identification Number (“TIN”) on a Substitute Form W-9 set forth below. If such shareholder is an individual, the TIN is his/her social security number. If the Exchange Agent is not provided with the correct TIN, the shareholder or other payee may be subject to a $50 penalty imposed by the Internal Revenue Service (the “IRS”). In addition, reportable payments that are made to such shareholder or other payee who has not provided a correct TIN may be subject to 28% backup withholding. Certain persons (including, among others, tax-exempt organizations and certain foreign persons) are not subject to these backup withholding requirements. In order for a foreign person to qualify as an exempt recipient, that person must submit to the Exchange Agent a properly completed substitute IRS Form W-8BEN, signed under penalties of perjury, attesting to that person’s exempt status. A substitute Form W-8BEN is set forth below. See the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional instructions. If backup withholding applies, the Exchange Agent is required to withhold 28% of any reportable payment made to the payee. Backup withholding is not an additional tax. Rather, any amount of tax withheld will be credited against the tax liability of the person subject to the withholding. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS. If you have not been issued a TIN, but have applied for a TIN or intend to apply for a TIN in the near future, write “Applied For” in the space for the TIN in Part I of the Substitute Form W-9 and also complete the Certificate of Awaiting Taxpayer Identification Number. If the Exchange Agent is not provided with a TIN by the time of payment, 28% of all reportable payments made to you will be withheld. You are required to give the Exchange Agent the TIN (i.e., social security number or employer identification number) of the record owner of the Evergreen shares. If the shares are registered in more than one name or are not registered in the name of the actual owner, consult the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional guidance on which number to report.

8. Special Payment and Delivery Instructions

     Any checks in payment of any cash and/or any certificates representing Pioneer Common Stock will be mailed to the address of the holder of record as indicated in Box A, or to the person identified in Box B (if completed), unless instructions to the contrary are given in Box C.

9. Lost Stock Certificates

     If you are unable to locate the certificates representing your shares of Evergreen Common Stock, contact the Exchange Agent at the address provided in this Election Form and Letter of Transmittal. The Exchange Agent will instruct you on the procedures to follow.

10. Additional Copies

     Additional copies of this Election Form and Letter of Transmittal may be obtained from the Exchange Agent.

11. Inquiries

     All inquiries with respect to surrender of certificates representing Evergreen Common Stock should be made directly to the Exchange Agent at the address on the front of this Election Form and Letter of Transmittal or by calling (888) 509-5586 extension 536.

12. Miscellaneous

     As soon as practicable following completion of the merger, the Exchange Agent will begin mailing and delivering checks and share certificates for Pioneer Common Stock in exchange for Evergreen Common Stock certificates that have been received by the Exchange Agent. There will be a delay, however, if backup withholding pursuant to Instruction 7 applies.

PAYOR’S NAME: Pioneer Natural Resources Company

SUBSTITUTE	Name:
Form W-9
Address:

Check Appropriate Space:
Individual/Sole Proprietor Corporation Partnership Other (specify) Exempt from Backup Withholding

Department of the Treasury	PART 1 — PLEASE PROVIDE YOUR TIN	Social Security Number (or Individual
Internal Revenue Service	IN THE BOX AT RIGHT AND CERTIFY	Taxpayer Identification Number) (If awaiting
	BY SIGNING AND DATING BELOW	TIN, write “Applied For”)

or

Employer identification number
(If awaiting EIN, “Applied For”)

Payor’s Request for Taxpayer	Part 2 — Certification — Under penalties of perjury, I certify that:
Identification Number (TIN)
	(1)	The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and

	(2)	I am not subject to backup withholding because (a) I am exempt from backup withholding or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

	(3)	I am a U.S. person (including a U.S. resident alien).

Certification Instructions — You must cross out item (2) in Part 2 above if you have been notified by the IRS that you are subject to backup withholding because of under-reporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).

SIGNATURE                                                                                                       DATE                                                                                  , 2004

NOTE:	FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF ANY PAYMENTS MADE TO YOU. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU INDICATED IN PART 1 THAT
YOU ARE AWAITING A TIN.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

     I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within 60 days of the Payment Date the withholding amount will be remitted to the IRS.

SIGNATURE                                                                                                       DATE

PAYOR’S NAME: Pioneer Natural Resources Company

SUBSTITUTE Form W-8BEN	Name:	Country of incorporation

Address: Permanent resident address (street, apt, or suite no., or rural). Do not use a P.O. box or in-care-of address
City or town, state or province. Include postal code where appropriate Country

Department of the Treasury
Internal Revenue Service	Mailing address (if different from above)

City or town, state or province. Include postal code where appropriate. Country

Check Appropriate Space:
Individual Corporation Partnership Disregarded entity
Payor’s Request for Taxpayer	Simple trust Grantor trust Complex trust Estate
Identification Number (TIN)	Government International organization Central bank of issue
Tax-exempt organization Private foundation

Certification: I have examined the information on this form and to the best of my knowledge and belief it is true, correct, and complete. I further certify under penalties of perjury that I am the beneficial owner (or am authorized to sign for the beneficial owner) of all the income to which this form relates and the beneficial owner is not a U.S. person.

SIGNATURE                                                                                                               DATE                                                                    , 2004

Note: This form is to be completed to avoid back-up withholding if you are NOT

•	A U.S. citizen or resident

•	A U.S. corporation

•	A U.S. partnership

•	A U.S. trust, or

•	A U.S. estate

It is to be completed for the beneficial owner of the Evergreen Common Stock being exchanged in the merger.

Guidelines for Certification of Taxpayer Identification Number
on Substitute Form W-9

Guidelines for Determining the Proper Identification Number to Give the Payer.—Social Security numbers (SSNs) have nine digits separated by two hyphens: e.g., 000-00-0000. Employer identification numbers (EINs) have nine digits separated by only one hyphen: e.g., 00-0000000. The table below will help determine the number to give the payer.

		Give the			Give the
		Social Security			Employer Identification
For This Type of Account:		Number of -	For This Type of Account:		Number of -
1.	An individual’s account	The individual	8.	Sole proprietorship account	The owner (4)

2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account (1)	9.	A valid trust, estate, or pension trust	The legal entity (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.) (5)

3.	Husband and wife (joint account)	The actual owner of the account or, if combined funds, the first individual on the account (1)	10.	Corporate account	The corporation

4.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor (2)	11.	Religious, charitable or educational organization account	The organization

5.	Adult and minor (joint account)	The actual owner of the account or, if combined funds, the first individual on the account (1)	12.	Partnership account held in the name of the business	The partnership (6)

6.	Account in the name of guardian or committee for a designated ward, minor, or incompetent person	The ward, minor, or incompetent person (3)	13.	Association, club or other tax-exempt organization	The organization

7.	a. The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee (1)	14.	A broker or registered nominee	The broker or nominee

	b. So-called trust account that is not a legal or valid trust under State law	The actual owner (1)	15.	Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.

(2)	Circle the minor’s name and furnish the minor’s SSN.

(3)	Circle the ward’s, minor’s or incompetent person’s name and furnish such person’s SSN.

(4)	Show the name of the owner but you may also enter your business or “doing business as” name. You may use either your SSN or your EIN (if you have one). This also applies to a single-member limited liability company that is disregarded as an entity separate from its owner for federal purposes.

(5)	List first and circle the name of the legal trust, estate, or pension trust.

(6)	This also applies to a limited liability company (LLC) with at least two members.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name.

Guidelines for Certification of Taxpayer Identification Number
on Substitute Form W-9

Obtaining a Number

     If you do not have a taxpayer identification number or if you do not know your number, obtain Form SS-5, Application for a Social Security Number Card, Form SS-4, Application for Employer Identification Number, or Form W-7, Application for IRS Individual Taxpayer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees Exempt From Backup Withholding

     Payees specifically exempted from backup withholding on all payments include the following:

•	Certain corporations.

•	Certain financial institutions.

•	An organization exempt from tax under Section 501(a) of the Internal Revenue Code of 1986, as amended (the “Code”), an individual retirement account, or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(f)(2).

•	The United States or any agency or instrumentality thereof.

•	A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

•	A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

•	An international organization or any agency, or instrumentality thereof.

•	Certain dealers in securities or commodities required to register in the United States, the District of Columbia or a possession of the United States.

•	Certain real estate investment trusts.

•	Certain common trust funds operated by a bank under Section 584(a) of the Code.

•	Certain exempt charitable remainder trusts described in Section 664 of the Code and certain non-exempt trusts described in Section 4947 of the Code.

•	Certain entities registered at all times under the Investment Company Act of 1940.

•	Certain foreign central banks of issue.

•	Certain futures commission merchants registered with the Commodity Futures Trading Commission.

•	Certain middlemen known in the investment community as nominees or custodians.

     Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

•	Payments to nonresident aliens subject to withholding under Section 1441 of the Code.

•	Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident partner.

•	Payments of patronage dividends where the amount received is not paid in money.

•	Payments made by certain foreign organizations.

•	Section 404(k) payments made by an ESOP.

     Payments of interest not generally subject to backup withholding include the following:

•	Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer’s trade or business and you have not provided your correct taxpayer identification number to the payer.

•	Payments of tax-exempt interest (including exempt-interest dividends under Section 852 of the Code).

•	Payments described in Section 6049(b)(5) of the Code to nonresident aliens.

•	Payments on tax-free covenant bonds under Section 1451 of the Code.

•	Payments made by certain foreign organizations.

•	Mortgage or student loan interest paid to you.

     Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. File this form with the payer, furnish your taxpayer identification number, check the box provided to indicate that you are exempt from backup withholding, and return it to the payer. If the payments are interest, dividends, or patronage dividends, also sign and date the form. If you are a nonresident alien or a foreign entity not subject to backup withholding, file with the payer a completed Internal Revenue Form W-8 (certificate of foreign status).

     Certain payments other than interest dividends and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N of the Code and the regulations promulgated thereunder.

     Privacy Act Notice—Section 6109 of the Code requires you to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

     (1) Penalty for Failure to Furnish Taxpayer Identification Number.—If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

     (2) Failure to Report Certain Dividend and Interest Payments.—If you fail to include any portion of an includible payment for interest, dividends or patronage dividends in gross income, such failure may result in civil or criminal penalties.

     (3) False Information With Respect to Withholding.—If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500. Falsifying certifications or affirmations may also subject you to criminal penalties including fines and/or imprisonment.

     For additional information contact your tax consultant or the Internal Revenue Service.